UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2009
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On November 14, 2009, Ireland Inc. (the “Company”) issued an aggregate of 3,334,444 Units under its US private placement offering (the “2009 US Offering”) and an aggregate of 700,000 Units under its offshore private placement offering (the “2009 Foreign Offering”).  This represented the fourth tranche of both the 2009 US Offering and the 2009 Foreign Offering.   Each Unit was sold at a price of $0.45 per Unit and is comprised of one share of the Company’s common stock and one-half of one share purchase warrant.  Each full share purchase warrant entitles the holder to purchase an additional share of common stock at an exercise price of $0.75 US per share. As amended, the share purchase warrants expire on June 30, 2013, subject to the Company’s right to accelerate the expiration date for the warrants after June 30, 2010 if the volume weighted average price (“VWAP”) for the shares on the Company’s principal market exceeds $ 4.50 per share for twenty consecutive trading days and the average daily trading volume for the Company’s common stock on its principal market during those twenty trading days is not less than 0.2% of the Company’s free float.

The Company has agreed to pay at total of $286,526 and issue a total of 272,882 warrants as commissions under the 2009 US Offering and 2009 Foreign Offering.  The Company’s 2009 US Offering and 2009 Foreign Offering have now been closed.

U.S. Offering

The Company issued a total of 3,334,444 Units under its 2009 US Offering at a price of $0.45 per Unit for total proceeds of $1,500,500 pursuant to the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). Each of the subscribers under the US private placement offering represented that they were accredited investors as defined under Regulation D of the Securities Act.

This represents the fourth tranche of the 2009 US Offering. To date, the Company has issued an aggregate of 5,328,244 Units under the 2009 US Offering for total proceeds of $2,397,710. As discussed below, the maximum number of Units available under the 2009 US Offering was decreased by a total of 3,061,111 Units to account for an over allotment of Units under the 2009 Foreign Offering. The 2009 US Offering has now been closed.

Offshore Offering

The Company issued a total of 700,000 Units under its 2009 Foreign Offering at a price of $0.45 per Unit for total proceeds of $315,000 pursuant to the provisions of Regulation S of the Securities Act. The Company did not engage in a distribution of 2009 Foreign Offering in the United States and each of the subscribers represented that they were not a US person (as defined in Regulation S of the Securities Act) and that they were not acquiring the units for the account or benefit of a US person.

This represents the fourth tranche of the offshore private placement offering. To date, the Company has issued an aggregate of 8,561,111 Units under the 2009 Foreign Offering for total proceeds of $3,852,500. This represents an over allotment of 3,061,111 Units from the total number of Units originally approved by the Company’s directors for the 2009 Foreign Offering. To account for the over allotment, the Company decreased the number of Units available under the 2009 US Offering by an equal number of Units. The 2009 Foreign Offering has now been closed.

ITEM 3.03	MATERIAL MODIFICATIONS OF RIGHTS TO SECURITY HOLDERS.

Amendment to Terms of 2009 US Offering and 2009 Foreign Offering

On November 13, 2009, the Company’s Board of Directors decided to unilaterally amend the terms of the warrants previously issued, and to be issued, under the 2009 US Offering and 2009 Foreign Offering without the payment of any additional consideration by the subscribers as follows:

(a)	extending the expiration date of the warrants to June 30, 2013; and

(b)	amending the conditions under which the Company may exercise the warrant acceleration right by:

(i) increasing the VWAP threshold from $3.00 to $4.50; and

(ii)

requiring that the average daily trading volume for the Company’s common stock on the Company’s principal market during the twenty trading days used to calculate the above VWAP threshold be not less than 0.2% of the Company’s free float.

Amendment to Terms of 2007 US Offering and 2007 Foreign Offering

On November 13, 2009, the Company’s Board of Directors decided to unilaterally amend the terms of the outstanding warrants issued by pursuant to its US and foreign private placement offerings completed in 2007 (the “2007 US Offering” and “2007 Foreign Offering” respectively) without the payment of any additional consideration by the holders thereof by extending the expiration date of those warrants from June 30, 2012 to June 30, 2013. As amended, each outstanding warrant issued under the 2007 US Offering and the 2007 Foreign Offering entitles the holder to purchase one share of the Company’s common stock for a price of $1.00 per share. The Company has the right to accelerate the expiration date of these warrants if its common stock trades at a weighted average price of $3.50 for twenty consecutive trading days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: November 14, 2009
	By:	/s/ Douglas D.G. Birnie
	Name:	Douglas D.G. Birnie
	Title:	CEO and President